UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2009

Lifevantage Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	000-30489	90-0224471
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11545 W. Bernardo Court, Suite 301, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2009, we entered into a settlement agreement with, among other parties, Zrii, LLC. Under the terms of that agreement, we paid $400,000 to Zrii, and Zrii and its founder, William Farley, on the one hand, and our company and many individuals and entities associated with our company, on the other hand, agreed to mutual releases of claims. The settlement agreement also includes the parties’ agreement to dismiss, with prejudice, litigation pending in California, Delaware and Utah that was instituted by Zrii early in 2009. Our company is a party only to the California litigation, which will be dismissed, with prejudice, not later than 30 days after Zrii receives the $400,000 payment discussed above. We are not a party to the Delaware or Utah litigation. The foregoing summary of the material terms of the settlement agreement is qualified in its entirety by reference to the text of the settlement agreement which will be filed as an exhibit to our next periodic report.

Additional information regarding the disputes between us and Zrii that were resolved pursuant to the settlement agreement is set forth in Note 8 – Contingencies and Litigation in the Notes to Consolidated Condensed Financial Statements of our quarterly report Form 10-Q for the quarter ending September 30, 2009, filed on November 12, 2009.

Item 7.01 Regulation FD Disclosure.

On December 18, 2009, we issued a press release regarding the litigation settlement discussed above. That press release is furnished as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this report:

Exhibit
Number Description

99.1 Press Release issued on December 18, 2009

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifevantage Corporation

December 18, 2009	By:	/s/ Carrie E. Carlander

Name: Carrie E. Carlander
Title: Chief Financial Officer, Secretary & Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on December 18, 2009